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                                                                    EXHIBIT 10.5

                           CLICKSERVICE SOFTWARE LTD.
                               34A Habarzel Street
                                 Ramat Ha Chayal
                                Tel Aviv, Israel

                            INDEMNIFICATION AGREEMENT

To:                                                       Date:  _______________
________________________

________________________

________________________

________________________


Dear __________,


WHEREAS it is in the best interest of ClickService Software Ltd. (the "COMPANY") to retain and attract as directors, officers and/or employees the most capable persons available, and such persons are becoming more reluctant to serve publicly-held companies unless they are provided with adequate protection thorough insurance and indemnification in connection with such service; and

WHEREAS you are a director, officer and/or employee of the Company, that serves as an "office holder" as that term defined in the Companies Law
          - 1999 ("OFFICE HOLDER", "LAW") and in order to enhance your continued service to the Company in an effective manner, the Company desires to provide hereunder for your indemnification to the fullest extent permitted by law; and

WHEREAS the board of directors of the Company (the "BOARD") and the Shareholders of the Company have resolved that the Company shall indemnify you as further specified below and the general meeting of the shareholders of the Company has approved that resolution.

NOW, THEREFORE, in consideration of your continuing to serve the Company, the Company hereby undertakes to indemnify you in advance in respect of:

1.   indemnification

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     The Company shall indemnify you, to the maximum extent permitted by applicable law, for the following ("Indemnifiable Events"):

     1.1 Any financial obligation imposed on you in favor of a third party by a court judgment, including a compromise judgment approved by court(provided that the Company approved the compromise in advance) or an arbitrator's award approved by court (provided that it was given pursuant to arbitration agreed to by the Company in advance), for an act or omission performed by you in your capacity as an Office Holder.; and

     1.2 reasonable legal expenses, including attorneys' fees, expended by or charged to you or adjudicated against you by a court in a proceeding commenced against you by the Company or on its behalf or by another person, or in a criminal charge from which you were acquitted, or in a criminal charge that does not require intent, in which you were convicted, all for an act or omission performed in your capacity as an Office Holder.

2. Without derogating from the aforesaid the said indemnity shall apply in certain foreseeable events and up to a feasible amount under the circumstances, as the Board shall determine and not apply with respect to:


     2.1 a breach of a fiduciary duty, except for a breach of a fiduciary duty to the Company while acting in good faith and having reasonable cause to assume that such act would not prejudice the interests of the Company;

     2.2 a willful breach of the duty of care or reckless or with disregard for the circumstances or to the consequences of a breach of the duty of care;

     2.3  an act with intent to unlawfully realize personal gain; or

     2.4  a fine or monetary composition imposed for an offense.

3. The provisions of paragraph 1 above to the contrary notwithstanding, no payment hereunder shall be made to you in connection with an Indemnifiable Event for which payment is actually paid to you under a valid and collectible insurance policy or under a valid and enforceable indemnity clause or agreement, except in respect of any excess beyond the payment under such insurance, clause or agreement.

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     If so requested by you, the Company shall advance an amount (or amounts)
     estimated by it to cover your reasonable legal expenses, including attorneys' fees, with respect to which you are entitled to be indemnified under paragraph 1 above. The obligation of the Company to make such advances shall be subject to the condition that, if, when and to the extent that it is determined that you were not entitled to be so indemnified under applicable law, you hereby agree to promptly reimburse the Company for all such amounts theretofore advanced.

     As part of the aforementioned undertaking, the Company will make available to you any security or guarantee that you may be required to post in accordance with an interim decision given by a court or an arbitrator, including for the purpose of substituting liens imposed on your assets.

4. The total amount of indemnification that the Company undertakes towards all persons whom it has been resolved to indemnify pursuant to the above resolutions, jointly and in the aggregate, shall not exceed the greater of:


     4.1 An amount equal to 50 Million US Dollars, according to the representative rate of exchange, or any other official rate of exchange that may replace it, at the time of indebtedness; or


     4.3 The amount adjudicated against you jointly and severally with others who the Company has not resolved to indemnify pursuant to the above resolutions - the amount adjudicated against you subject to the limitations in paragraph 4.2 plus the amount adjudicated against such others if their portion is not collected for any reason.


5. The Company will be entitled to any amount collected from a third party in connection with liabilities indemnified hereunder.


NOTIFICATION AND DEFENSE OF CLAIM

6. Promptly after receipt by you of notice or any other indication of any claim or of the commencement or threatened commencement of any action, suit or other proceeding which may give rise to an Indemnifiable Event, you will notify the Company in writing thereof and you will deliver to the Company or pursuant to its instructions, without delay, and all documents which you received or will receive in connection therewith.

7. Notwithstanding any other provision of this Agreement, with respect to any claim, action, suit or other proceeding which may give rise to an Indemnifiable Event: (other than with respect to proceedings that have been initiated against you by the Company or in its name).

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     7.1  The Company will be entitled to participate therein at its discretion and expense;

     7.2 You shall fully cooperate with the Company and provide any reasonable assistance requested by the Company to it and its counsel including, but not limited to, the execution of power(s) of attorney and other documents, at the expense of the Company; and

     7.3 To the extent that it may so desire, the Company shall be entitled to assume the exclusive defense thereof and to settle the same as it sees fit, with counsel satisfactory to the Company, provided that you do not object, on reasonable grounds, to the Company's choice of counsel.

8. After notice from the Company to you of its election to so assume the defense thereof, the Company shall not be liable to you under this Agreement for any legal expenses, including attorneys' fees, subsequently incurred by you in connection with the defense thereof.

9. The Company shall not be liable to indemnify you under this Agreement for any amounts paid in settlement of any claim, action, suit or other proceeding effected without the Company's written consent.

GOVERNING LAW

10. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Israel.

Kindly sign and return the enclosed copy of this letter to acknowledge your agreement to the contents thereof.

Very truly yours,

CLICKSERVICE SOFTWARE LTD.

By:
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Title:
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ACKNOWLEDGMENT OF AGREEMENT:


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Date:
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